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                                                                    EXHIBIT 23.4

INDEPENDENT AUDITORS' CONSENT

To Telesp Celular Participacoes S.A.:


We consent to the inclusion in this Amendment No. 1 to the Registration Statement of Telesp Celular Participacoes S.A.("TCP") on Form F-4 and in the related prospectus contained in the Form F-4 of our report dated June 17, 2002 on the financial statements of Global Telecom S.A. as of and for the year ended December 31, 2001 included in Amendment No. 4 to TCP's Registration Statement on Form F-3/A filed on July 1, 2002 (which report expresses an unqualified opinion and includes a explanatory paragraphs related to the differences between accounting principles generally accepted in Brazil and the United States of America and for the change in the method of accounting for subscriber acquisition costs) and to the reference to us under the heading "Part Eight:
Legal and Regulatory Matters - Experts" in the prospectus, which is part of the Form F-4.

/s/ Deloitte Touche Tohmatsu
Sao Paulo, Brazil
December 16, 2003